                           CLASS A DISTRIBUTION PLAN

                              SECURITY EQUITY FUND

                                   MAY 1, 2002

This  Distribution  Plan (the "Plan")  constitutes the plan adopted  pursuant to
Rule 12b-1  under the  Investment  Company  Act of 1940,  as amended  (the "1940
Act"), to the extent applicable,  on behalf of the Class A shares of each series of the  Security  Equity Fund (the  "Fund")  set forth on  Schedule A,  attached hereto, as such schedule may be amended from time to time (the "Series").

1.     THE  PLAN.  This  Plan  provides  for the  financing  by the  Fund of the services  and  activities  described  in  Section 2  (hereinafter  called
       "distribution  services") on behalf of the Class A shares of each Series.
       The  principal  purpose of this Plan is to enable the Fund to  supplement expenditures  by Security  Distributors,  Inc.,  the  Distributor  of its
       shares (the "Distributor"), for distribution services with respect to the
       Class A shares of the Series.

       The Board of Directors,  in considering whether the Fund should implement the Plan,  has  requested  and evaluated  such  information  as it deemed necessary to make an informed determination as to whether the Plan should be  implemented  and has considered  such pertinent  factors as it deemed necessary  to form the basis for a  decision  to use assets of the Series for such purposes.

       In voting to approve the  implementation  of the Plan, the Directors have concluded,  in the exercise of their reasonable  business judgment and in light of their respective  fiduciary  duties,  that there is a reasonable likelihood  that the Plan  will  benefit  each of the  Series  and  their respective shareholders.

2.     DISTRIBUTION SERVICES.

       (a)    The Fund may make  payments  under  this  Plan,  or any  agreement relating  to this  Plan  ("Agreement"),  in  connection  with  any
              distribution  services,   including,   but  not  limited  to,  the
              following distribution services:

              (i)    Preparation,  printing and  distribution  of the Prospectus and Statement of Additional  Information and any supplement thereto used in connection with the offering of the Series'
                     shares to the public;

              (ii)   Printing  of   additional   copies  of  reports  and  other
                     communications   which  were   prepared  by  the  Fund  for
                     distribution  to  existing  shareholders  for  use  by  the
                     Distributor as sales literature;

              (iii)  Preparation,  printing and  distribution of any other sales literature  used in  connection  with the  offering  of the
                     Series' shares to the public;

              (iv)   Expenses  incurred in  advertising,  promoting  and selling shares of the Series to the public;

              (v)    Payment or reimbursement of legal and administrative  costs associated with implementing the Plan;

              (vi)   Any  Shareholder  Service Fees paid by the  Distributor  to securities  dealers or other entities that have executed an
                     Agreement with the  Distributor.  Shareholder  Service Fees shall  include  fees for account  maintenance  and personal service to  shareholders,  including,  but not  limited to, answering  routine customer  inquiries  regarding the Fund, assisting  customers in changing dividend options,  account designations  and  addresses,  and in enrolling into any of several special investment plans offered in connection with the  purchase of the Series'  Class A shares,  assisting in the  establishment and maintenance of customer accounts and records and in the  processing  of purchase and  redemption
                     transactions,   investing   dividends   and  capital  gains
                     distributions    automatically    in   shares,    providing
                     sub-administration  and/or sub-transfer agency services for the benefit of the Fund and providing  such other  services as the Fund or the customer may reasonably request;

              (vii)  Commissions  to sales  personnel for selling  shares of the
                     Series and interest expenses related thereto; and

              (viii) Expenses  incurred  in  promoting  sales of  shares  of the
                     Series  by  securities  dealers,  including  the  costs  of
                     preparation   of  materials   for   presentations,   travel
                     expenses,  costs  of  entertainment,   and  other  expenses
                     incurred  in  connection  with  promoting  sales of  Series shares by dealers.

       (b)    Any payments for  distribution  services shall be made pursuant to an Agreement.  As required by the Rule, each Agreement relating to the implementation of this Plan shall be in writing and subject to approval and  termination  pursuant to the provisions of Section 6 of this Plan.  However,  this Plan shall not  obligate the Fund or any other party to enter into such Agreement.

3.     AGREEMENT WITH DISTRIBUTOR.  All payments to the Distributor  pursuant to this Plan shall be subject  to and be made in  compliance  with a written agreement  between the Fund and the  Distributor  containing  a provision that the  Distributor  shall  furnish  the Fund  with  quarterly  written reports  of  the  amounts  expended  and  the  purposes  for  which  such expenditures  were made,  and such  other  information  relating  to such expenditures or to the other distribution services undertaken or proposed to be  undertaken  by the  Distributor  during such fiscal year under its
       Distribution Agreement with the Fund as the Fund may reasonably request.

4.     LIMITATIONS ON COVERED EXPENSES.  Each Series may pay as compensation for distribution  services  provided under Section 2 of this Plan  (including
       Shareholder Service Fees), or as reimbursement for distribution  services rendered  and/or  expenses  borne, in any fiscal year of the Series a fee equal to one-quarter of one percent  (0.25%) of the Series' average daily net assets for such fiscal year. Except as provided in the next sentence, the  payments to be paid  pursuant to this Plan shall be  calculated  and accrued  daily  and  paid  monthly  or at  such  other  intervals  as the
       Directors shall determine,  subject to any applicable restriction imposed by rules of the National  Association  of  Securities  Dealers,  Inc. The
       Distributor  may pay to the other party to any  Agreement  a  Shareholder
       Service  Fee payable  (a) for the first  year,  initially,  in any amount equal to 0.25 percent  annually of the  aggregate  net asset value of the shares purchased by such other party's customers or clients,  and (b) for each year  thereafter,  quarterly,  in arrears in an amount equal to such percentage  (not in excess of  .000685  percent  per day or 0.25  percent annually)  of the  aggregate  net asset  value of the shares held by such other  party's  customers or clients at the close of business each day as determined from time to time by the Distributor.

       Payment of fees as compensation  or  reimbursement  for any  distribution service shall not: (1) duplicate  payments for the same service under any other  agreement or plan  applicable  to a Series;  or (2)  constitute an
       admission   that   such   distribution    service   is   a   Rule   12b-1
       distribution-related service. In accordance with Conduct Rule 2830 of the
       National Association of Securities Dealers, Inc., as amended from time to time,  the entire fee payable  under the Plan may  constitute  a "service fee" as that term is defined in Conduct Rule 2830.

5.     INDEPENDENT  DIRECTORS.  While this Plan is in effect,  the selection and nomination of Independent Directors of the Fund shall be committed to the discretion of the Independent Directors. Nothing herein shall prevent the involvement  of  others in such  selection  and  nomination  if the final decision on any such  selection and  nomination is approved by a majority of the Independent Directors.

6.     EFFECTIVENESS,  CONTINUATION,  TERMINATION  AND AMENDMENT.  This Plan and
       each Agreement  shall go into effect when approved.

       (a)    By vote of the Fund's Directors, including the affirmative vote of a  majority  of the  Independent  Directors,  cast in  person at a meeting  called  for the  purpose  of  voting  on the  Plan or the
              Agreement; and

       (b)    If adopted with  respect to a Series after any public  offering of the  Series'  Class A shares  or the sale of the  Series'  Class A shares to  persons  who are not  affiliated  persons  of the Fund, affiliated  persons of such  persons,  promoters  of the Fund,  or affiliated persons of such persons,  the Plan (solely with respect to Rule 12b-1  distribution-related  activities  and/or  services)
              must be approved by a vote of a majority of the outstanding voting securities of the Class A shares of the Series.

       This Plan and any Agreements  relating to the implementation of this Plan shall, unless terminated as hereinafter provided, continue in effect from year to year only so long as such continuance is specifically approved at least annually by vote of the Fund's Directors, including the affirmative vote of a  majority  of its  Independent  Directors,  cast in person at a meeting called for the purpose of voting on such  continuance.  This Plan and any  Agreements  relating to the  implementation  of this Plan may be terminated with respect to a Series, in the case of the Plan, at any time or, in the case of any  Agreements,  upon not more than  sixty (60) days'
       written  notice to any other party to the Agreement by vote of a majority of the Independent  Directors or by the vote of the holders of a majority of the  outstanding  voting  securities  of the  Class A  shares  of such
       Series.  Any Agreement shall terminate  automatically  in the event it is assigned.  Any material  amendment to this Plan shall require approval by vote  of the  Fund's  Directors,  including  the  affirmative  vote  of a majority of the Independent Directors, cast in person at a meeting called for the  purpose  of  voting  on such  amendment.  The Plan  shall not be
       amended  to   materially   increase  the  amount  spent  for  Rule  12b-1
       distribution-related  activities  or  services  with  respect to a Series without  approval  by a vote  of a  majority  of the  outstanding  voting securities of the Class A shares of the Series.

       In the  event  this Plan  should be  terminated  by the  shareholders  or
       Directors of the Fund, the payments paid to the  Distributor  pursuant to the  Plan  up to  the  date  of  termination  shall  be  retained  by the
       Distributor.  Any expenses incurred by the Distributor in excess of those payments will be the sole responsibility of the Distributor.

7.     RECORDS.  The Fund shall preserve  copies of this Plan and any Agreements and all reports  made  pursuant to Section 3 hereof,  for a period of not less than six (6) years from the date of this Plan, any such Agreement or any such  report,  as the case may be,  the  first two years in an easily accessible place.

8.     DEFINITIONS.  As used in the Plan, (a) the term  "Independent  Directors"
       shall mean those Directors of the Fund who are not interested  persons of the  Fund  and have no  direct  or  indirect  financial  interest  in the operation  of the  Plan  or any  Agreement,  (b)  the  term  "Rule  12b-1 distribution-related" shall mean primarily intended to result in the sale of Class A shares of a Series for  purposes of Rule 12b-1,  (c) the terms
       "affiliated person",  "assignment",  "interested person",  "promoter" and
       "majority of the outstanding voting securities" shall have the respective meanings  specified  in the  1940  Act  and  the  rules  and  regulations thereunder,  subject  to  such  exemptions  as  may  be  granted  by  the
       Securities and Exchange Commission.

                                                                February 3, 2002

                                   SCHEDULE A

1.     Equity Series

2.     Global Series

3.     Mid Cap Value Series

4.     Social Awareness Series